Exhibit 21.1
LIST OF SUBSIDIARIES OF GLOBAL EMPLOYMENT HOLDINGS, INC.
The table below sets forth all subsidiaries of Global Employment Holdings, Inc. and the state or other jurisdiction of incorporation of each subsidiary.

State of
Subsidiary	Incorporation
Keystone Alliance, Inc.(1)	FL
Global Employment Solutions, Inc.(1)	CO
Excell Personnel Services Corporation(2)	IL
P.D. Quick Temps Inc.(3) (inactive)	PA
Friendly Advanced Software Technology, Inc.(2)	NY
Main Line Personnel Services, Inc.(2)	PA
Global Employment Solutions PEO V, Inc. (formerly Southeastern Personnel Management, Inc.)(2)	FL
Global Employment Solutions PEO, Inc. (formerly Southeastern Staffing, Inc.)(2)	FL
Global Employment Solutions PEO III, Inc. (formerly Bay HR, Inc.)(4)	FL
Global Employment Solutions PEO IV, Inc. (formerly Southeastern Georgia HR, Inc.)(4)	GA
Global Employment Solutions PEO II, Inc. (formerly Southeastern Staffing II, Inc.)(4)	FL
Global Employment Solutions PEO VI, Inc. (formerly Southeastern Staffing III, Inc.)(4)	FL
Global Employment Solutions PEO VII, Inc. (formerly Southeastern Staffing IV, Inc.)(4)	FL
Global Employment Solutions PEO VIII, Inc. (formerly Southeastern Staffing V, Inc.)(4)	FL
Global Employment Solutions PEO IX, Inc. (formerly Southeastern Staffing VI, Inc.)(4)	FL
Temporary Placement Service, Inc.(2)	GA

(1)	Wholly-owned subsidiary of Global Employment Holdings, Inc.

(2)	Wholly-owned subsidiary of Global Employment Solutions, Inc.

(3)	Wholly-owned subsidiary of Excell Personnel Services Corporation.

(4)	Wholly-owned subsidiary of Southeastern Staffing, Inc.